UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2004
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation	1-4389 (Commission File No.)	06-1534213 (IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004, Dennis A. Gilbert, Ph.D., was elected to the position of Vice President-Research and Chief Scientific Officer of the Applied Biosystems Group of Applera Corporation and to the office of Vice President of Applera Corporation (“Applera”). Dr. Gilbert joined Applera in 1994 as a research scientist and since then he has held positions of increasing responsibility at Applera, including most recently Vice President, Advanced Research and Technology at the Applied Biosystems Group. Prior to that he held various other management positions within Applera businesses, including Vice President, Genomics Applications at the Applied Biosystems Group and Vice President, Gene Discovery at the Celera Genomics Group. Dr. Gilbert is 46. Consistent with Applera’s other officers, Dr. Gilbert will continue as Vice President of Applera until his successor has been duly elected or, if earlier, his death, resignation, or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary

Dated: November 24, 2004